Exhibit 99.1


                     [Interactive Motorsports and EntertainmentCorporation logo]

          INTERACTIVE MOTORSPORTS COMPLETES SHORT TERM FINANCE OFFERING

         INDIANAPOLIS (June 8, 2004) - William R. Donaldson, Chairman and CEO of Interactive Motorsports and Entertainment Corp. (OTCBB:IMTS), announced today the completion of the Company's $750,000 Note and Option Purchase Agreement and Security Agreement dated February 2, 2004.
         The notes bear interest at a rate of 9.6% per annum. All amounts due under the notes are due and payable February 2, 2005. Each note comes with an option to purchase common shares of the Company equal to the amount of notes purchased divided by the fair market value of the Company's stock on the date of issuance of the note.
         "This completes an important piece of the Company's short term financing," said Donaldson. "This funding will assist us in completing strategic elements of our revised business model."


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For more information on IMTS, visit www.SMSonline.com
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Forward-looking statements
Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, and the business prospects of Interactive Motorsports and Entertainment Corporation, are subject to a number of risks and uncertainties that may cause the Company's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, the outlook of the economy and the effect on future revenues, access to and cost of capital, uncertainty of new product development, competition, and dependence on updated technology and licenses and leases.

Contact
Steve Wagoner: InvestorRelations@SMSonline.com; (800) 766-2782
Investor Relations on the web:http://www.SMSonline.com/company/inv_rel_index.asp

              Interactive Motorsports and Entertainment Corporation
                                  (OTCBB:IMTS)
        Corporate Office: 5624 West 73rd Street o Indianapolis, IN 46278
                     Phone: 317-295-3500 o Fax: 317-298-8924
                                www.SMSonline.com